EXHIBIT 8.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 6000 HOUSTON, TX 77002 +1 713 495 4500 +1 713 495 7799 FAX AMERICA • ASIA PACIFIC • EUROPE

[●], 2018

NuStar Energy L.P.

19003 IH-10 West

San Antonio, Texas 78257

Ladies and Gentlemen:

We have acted as special tax counsel to NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), in connection with (i) the proposed merger (the “Merger”) of Marshall Merger Sub LLC (“Merger Sub”), a Delaware limited liability company and a wholly owned subsidiary of the Partnership, with and into NuStar GP Holdings, LLC, a Delaware limited liability company (“NSH”), with NSH as the surviving entity, as contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 7, 2018, by and among the Partnership, Riverwalk Logistics, L.P, a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), NuStar GP, LLC, a Delaware limited liability company and the general partner of the General Partner, Merger Sub, NSH and Riverwalk Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of NSH, and (ii) the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”) including the joint proxy statement/prospectus forming a part thereof, relating to the Merger and initially filed with the Securities and Exchange Commission on March [•], 2018. In connection therewith, we have participated in the preparation of the discussion (the “Discussion”) set forth under the caption “Material U.S. Federal Income Tax Consequences of Common Unit Ownership” included in the Registration Statement.

In providing our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof), the truth and accuracy of the factual statements, representations, covenants and warranties contained in (i) the Merger Agreement (including any exhibits and schedules thereto), (ii) the Registration Statement and the joint proxy statement/prospectus, (iii) the officer’s certificate of the Partnership, delivered to us for purposes of this opinion (the “Officer’s Certificate”), and (iv) such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. In addition, we have assumed, with your consent, that: (i) the Merger and related transactions will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) all factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Merger, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions or representations or which make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the effective time of the Merger, (iii) any statements made in any of the documents referred to herein qualified by knowledge, belief or materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, (iv) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity and (v) all applicable reporting requirements have been or will be satisfied. If any of the above described assumptions is untrue for any reason, or if the Merger is consummated in a manner that is different from the manner described in the Merger Agreement and the Registration Statement, our opinion as expressed below may be adversely affected.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations stated in the Merger Agreement, the Registration Statement, the joint proxy statement/prospectus constituting part of the Registration Statement and the Officer’s Certificate, all statements of legal conclusion in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of Common Unit Ownership” constitute the opinion of Sidley Austin LLP as to the material United States federal income tax consequences of the matters described therein.

This opinion is rendered to you as of the date hereof, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Merger Agreement, the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm therein under the caption “Material U.S. Federal Income Tax Consequences of Common Unit Ownership.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,